As filed with the Securities and Exchange Commission on December 27, 2000

================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                            ______________________

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act Of 1933
                            ______________________

                        CATALYTICA ENERGY SYSTEMS, INC.
              (Exact name of issuer as specified in its charter)
                            ______________________

                DELAWARE                                   77-0410420
 -------------------------------------            ----------------------------
    (State or other jurisdiction of                     (I.R.S. Employer
     incorporation or organization)                  Identification Number)


                              430 Ferguson Drive
                         Mountain View, CA 94043-5272
  (Address, including zip code, of Registrant's Principal Executive Offices)
                            ______________________

                        CATALYTICA ENERGY SYSTEMS, INC.
                (formerly Catalytica Combustion Systems, Inc.)
          1995 STOCK PLAN (as amended and restated October 26, 2000)
                       2000 EMPLOYEE STOCK PURCHASE PLAN

                            ______________________

                               Craig N. Kitchen
                     President and Chief Executive Officer
                        Catalytica Energy Systems, Inc.
                              430 Ferguson Drive
                         Mountain View, CA 94043-5272
                                (650) 960-3000
(Name, address, including zip code, and telephone number, including area code, of agent for service)
                            ______________________

                                   Copy to:
                               August J. Moretti
                                   Kyle Guse
                        Heller Ehrman White & McAuliffe
                        2500 Sand Hill Road, Suite 100
                       Menlo Park, California 94025-7063
                                (650) 234-4229
                            ______________________

                                                   CALCULATION OF REGISTRATION FEE
====================================================================================================================================
                                                                                 Proposed           Proposed
                                                               Amount            Maximum            Maximum
                  Title of Securities                          to be          Offering Price       Aggregate          Amount of
                    to be Registered                       Registered(1)       Per Share(2)    Offering Price(2)   Registration Fee
------------------------------------------------------------------------------------------------------------------------------------
Common Stock of the Registrant to be issued upon:

 exercise of options granted under the 1995 Stock Plan
 (as amended and restated October 26, 2000)              2,000,000 shares           $ 9.59      $ 19,180,000            $ 4,795.00

 exercise of options granted under the
 2000 Employee Stock Purchase Plan                       1,500,000 shares           $13.19      $ 19,785,000            $ 4,946.25

 Total                                                   3,500,000 shares                       $ 38,965,000            $ 9,741.25

------------------------------------------------------------------------------------------------------------------------------------

====================================================================================================================================

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) The Proposed Maximum Offering Price Per Share represents the following estimates calculated in accordance with Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act"). With respect to 1,236,108 shares subject to outstanding options to purchase Common Stock under the 1995 Stock Plan described above, the Proposed Maximum Offering Price Per Share is equal to the weighted average exercise price of $7.37 per share pursuant to Rule 457(h) under the Securities Act. With respect to 2,263,892 shares of Common Stock available for future grant under the 1995 Stock Plan and the 2000 Employee Stock Purchase Plan, the estimated Proposed Maximum Offering Price Per Share of $13.19, which was the average of the high and low prices of the Registrant's Common Stock on the Nasdaq National Market on December 18, 2000, as determined pursuant to Rule 457(c) under the Securities Act solely for the purpose of calculating the registration fee.

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                                    PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INFORMATION INCORPORATED BY REFERENCE.

     There are hereby incorporated by reference into this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission (the "Commission") by Catalytica Energy Systems, Inc., a Delaware corporation (the "Registrant"):

     1. The Registrant's Prospectus, filed with the Commission on November 21, 2000, pursuant to Rule 424(b) promulgated under the Securities Act of 1933, as amended (the "Securities Act"), and as supplemented by the Prospectus Supplement filed with the Commission on December 11, 2000.

     2. The description of Registrant's Common Stock contained in Registrant's Registration Statement on Form 8-A filed with the Commission on November 15, 2000, including any amendment or report filed for the purpose of updating such description.

     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment indicating that all securities offered have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 4.   DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Certificate of Incorporation

     Section 145 of the Delaware General Corporation Law permits a corporation to include in its charter documents, and in agreements between the corporation and its directors and officers, provisions expanding the scope of indemnification beyond that specifically provided by the current law.

     Article XI of the Registrant's Amended and Restated Certificate of Incorporation provides for the indemnification of directors to the fullest extent permissible under Delaware law.

     Article VIII of the Registrant's Amended and Restated Bylaws provides for the indemnification of officers, directors and third parties acting on behalf of the Registrant to the fullest extent authorized by the Delaware General Corporation Law if authorized by the Board of Directors.

     The Registrant has entered into indemnification agreements with its directors, in addition to indemnification provided for in the Registrant's Bylaws, and intends to enter into indemnification agreements with any new directors in the future.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.   EXHIBITS.


Exhibit
Number                        Description
-------                      -------------

    5.1        Opinion of Heller Ehrman White McAuliffe LLP
   10.1*       1995 Stock Plan (as amended and restated October 26, 2000)
   10.18*      Employee Stock Purchase Plan
   10.20*      Catalytica Energy Systems, Inc. 1995 Stock Plan (as amended and restated October 26, 2000)
   23.1        Independent Auditors' Consent of Ernst & Young LLP
   23.2        Independent Accountants' Consent of PricewaterhouseCoopers, LLP
   23.3        Consent of Counsel (contained in Exhibit 5.1)
   24.1        Power of Attorney (see the signature page hereto).

     *Previously filed as an exhibit to Registrant's Registration Statement on Form S-1 (File No. 333-44772), declared effective November 20, 2000.

     ITEM 9.   UNDERTAKINGS.

     (a)  The Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section

15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6 hereof, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Mountain View, California on December 19, 2000.

                                        CATALYTICA ENERGY SYSTEMS, INC.

                                        By: /s/ Craig M. Kitchen
                                           -------------------------------------
                                           Craig M. Kitchen, President and Chief
                                           Executive Officer


                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Craig M. Kitchen and Dennis Riebe and each of them acting individually, as his attorneys-in-fact, each with full power of substitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorney to any and all amendments said Registration Statement.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

         Signature                                  Title                                Title
-----------------------------   -------------------------------------------------     -----------
/s/ Ricardo B. Levy             Director and Chairman of the Board                   December 19, 2000
---------------------------
Ricardo B. Levy

/s/ Craig M. Kitchen            Chief Executive Officer (Principal Executive         December 19, 2000
---------------------------     Officer) and Director
Craig M. Kitchen

/s/ Dennis Riebe                Chief Financial Officer                              December 19, 2000
---------------------------
Dennis Riebe

/s/ Lawrence W. Briscoe         Director                                             December 19, 2000
---------------------------
Lawrence W. Briscoe

/s/ William B. Ellis            Director                                             December 19, 2000
---------------------------
William B. Ellis

/s/ Frederick M. O'Such         Director                       December 19, 2000
---------------------------
Frederick M. O'Such

/s/ John A. Urquhart            Director                       December 19, 2000
---------------------------
John A. Urquhart

/s/ Thomas E. White             Director                       December 19, 2000
---------------------------
Thomas E. White

/s/ Ernest Mario                Director                       December 19, 2000
---------------------------
Ernest Mario

/s/ Howard I. Hoffen            Director                       December 19, 2000
---------------------------
Howard I. Hoffen

                               INDEX TO EXHIBITS


Exhibit
Number                        Description
--------                     -------------

   5.1         Opinion of Heller Ehrman White McAuliffe LLP.
  10.1*        1995 Stock Plan (as amended and restated October 26, 2000)
  10.18*       Employee Stock Purchase Plan
  10.20*       Catalytica Energy Systems, Inc. 1995 Stock Plan (as amended and restated October 26, 2000)
  23.1         Independent Auditors' Consent of Ernst & Young LLP
  23.2         Independent Accountants' Consent of PricewaterhouseCoopers, LLP
  23.3         Consent of Counsel (contained in Exhibit 5.1)
  24.1         Power of Attorney (see the signature page hereto).

         * Previously filed as an exhibit to Registrant's Registration Statement on Form S-1 (File No. 333-44772), declared effective November 20, 2000.